UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	September 12, 2013

                   AgFeed Industries, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

     100 Bluegrass Commons Blvd., Suite 310, Hendersonville, Tennessee 37075

(Address of principal executive offices, including zip code)

(917) 804-3584
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On September 13, 2013, AgFeed Industries, Inc. (the “Company”) entered into an Agreement for the Sale and Purchase of Shares (the “Agreement”) with Ningbo Tech-Bank Co., Ltd (“NTB”) and its subsidiary Good Charm International Development Ltd. (together, the “Purchasers”), whereby the Company would sell to the Purchasers, and the Purchasers would purchase and acquire from the Company, all of the outstanding capital stock of AgFeed Industries, Inc. (British Virgin Islands), a direct wholly-owned subsidiary of the Company and the parent company of the Company’s Chinese subsidiaries (the “China Transaction”). The China Transaction will be subject to Sections 105, 363 and 365 of the United States Bankruptcy Code (the “Bankruptcy Code”), including an auction process and the entry by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) of an order approving the Agreement and the China Transaction (the “Sale Order”). The Company expects to receive total cash proceeds of approximately $50.5 million, subject to adjustment for changes in working capital, livestock and cash. The China Transaction is subject to certain closing conditions, including the Sale Order becoming final, the approval of the China Transaction by a majority of the shareholders of NTB and the Purchasers obtaining a firm commitment for financing the transaction. In the Agreement, holders of a majority of the shares of NTB have agreed to vote their shares FOR the China Transaction at the NTB shareholders meeting. The Company expects that the China Transaction will close late in the fourth quarter of 2013.

In the event the Agreement is terminated for specified reasons, including if the Company accepts a higher or better offer from a competing bidder in the auction, the Company will be required to pay the Purchasers a break-up fee in an amount equal to $1,586,400 and reimburse the Purchasers for their actual and documented out-of-pocket expenses up to $528,800, in each case subject to the approval of the Bankruptcy Court.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by the copy of the Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any factual, business or operational information about the Company. The Agreement contains representations and warranties that the parties to the Agreement made solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in schedules that the Company provided in connection with execution of the Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, the representations and warranties in the Agreement (i) are subject to materiality standards which may differ from what may be viewed as material by investors and shareholders, (ii) in certain cases, were used for the purpose of allocating risk among the parties rather than establishing matters as facts and (iii) are only made as of the date of the Agreement and the closing date of the China Transaction and are modified in important part by the underlying disclosure schedules. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

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Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective September 12, 2013, AgFeed USA, LLC, a direct wholly owned subsidiary of the Company (“AgFeed USA”), and substantially all of AgFeed USA’s direct and indirect subsidiaries (together with AgFeed USA, the “Sellers”) completed their sale of the Sellers’ farrowing and feed operations in Colorado, Oklahoma and North Carolina, the Sellers’ finishing operations in Iowa and approximately 41% of the Sellers’ finishing herd (the “USA Transaction”) to Murphy-Brown LLC and entities owned by TriOak Foods, Inc, (Cohoma Pork, LLC and High Plains Pork, LLC) (the “USA Purchasers”).

At the closing of the USA Transaction, AgFeed USA received cash consideration of $49.7 million, which was used to repay borrowing under the Sellers’ senior secured credit facilities with Farm Credit Services of America, FLCA (“FCS FLCA”) and Farm Credit Services of America, PCA (together with FCS FLCA, “Farm Credit”) and certain fees and expenses of the transaction including the break up fee and expense reimbursement to The Maschhoffs, LLC. After giving effect to the repayment, the Sellers’ outstanding borrowings from Farm Credit were $19.9 million.

With the closing of the USA Transaction, the Sellers are commencing the process of winding up their business, including the sale of the remaining finishing herd, the collection of certain receivables and the sale or collection of other assets, in each case that were not acquired by the USA Purchasers in the USA Transaction (the “Excluded Assets”). The Company and Sellers expect the net cash proceeds of the sales or collection of the Excluded Assets will be used to repay the Sellers’ remaining borrowings outstanding under the senior secured credit facilities with Farm Credit, pay certain fees and expenses related to the administration of the bankruptcy and pay the Sellers’ unsecured creditors.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(2.1)	Agreement for the Sale and Purchase of Shares, dated as of September 13, 2013, by and among AgFeed Industries, Inc., Good Charm International Development Ltd. and Ningbo Tech-Bank Co., Ltd.*

*	The disclosure schedules and exhibits to the Agreement are not being filed herewith. The Company agrees to furnish supplementally a copy of any such schedules and exhibits to the Securities and Exchange Commission upon request.

* * * * *

NOTICE TO SHAREHOLDERS

The Company’s shareholders are cautioned that trading in shares of the Company’s equity securities during the pendency of its Chapter 11 bankruptcy proceedings is highly speculative and poses substantial risks. Trading prices for the Company’s equity securities may bear little or no relationship to the actual recovery, if any, by holders in our Chapter 11 bankruptcy proceedings. Accordingly, the Company urges extreme caution with respect to existing and future investments in its equity securities.

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SAFE HARBOR DISCLOSURE NOTICE

The information provided in this report contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this report involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this report include, but are not limited to: the Chapter 11 bankruptcy process and the successful closing of the China Transaction and a transaction or transactions to sell AgFeed USA’s remaining operations in Oklahoma; other developments in connection with the Company’s evaluation of its strategic options, including the Company’s ability to execute any such options; the terms of the forbearance agreement between AgFeed USA and certain of its subsidiaries and Farm Credit, including that it required AgFeed USA to complete by July 1, 2013, a sale of itself or its assets or another transaction that will result in the satisfaction in full of Farm Credit’s claims; and developments in litigation and proceedings, including the pending securities class action litigation and U.S. Securities and Exchange Commission investigation related to the matters investigated by the special committee of the Company’s board of directors and the restatement of the Company’s consolidated financial statements, and potential liability for a substantial damage award and indemnification obligations. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this report, even if subsequently made available by the Company on its website or otherwise. The Company does not intend, and disclaims any obligation, to update any forward-looking information contained in this report or with respect to the information disclosed herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Date: September 16, 2013	By:	/s/ Keith A. Maib
Keith A. Maib
Chief Restructuring Officer

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AGFEED INDUSTRIES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(2.1)	Agreement for the Sale and Purchase of Shares, dated as of September 13, 2013, by and among AgFeed Industries, Inc., Good Charm International Development Ltd. and Ningbo Tech-Bank Co., Ltd.*

*	The disclosure schedules and exhibits to the Agreement are not being filed herewith. The Company agrees to furnish supplementally a copy of any such schedules and exhibits to the Securities and Exchange Commission upon request.

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